United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2005, Shuffle Master, Inc. (the “Company”) amended its Shareholder Rights Agreement, dated June 26, 1998 (the “Rights Agreement”), between the Company and Wells Fargo Bank, N.A., formerly Norwest Bank Minnesota, N.A., as Rights Agent. As more fully described therein, and subject to the terms thereof, the Rights Agreement, as amended, generally gives holders of the Company’s Common Stock rights to acquire shares of the Company’s Preferred Stock upon the occurrence of specified events.

The amendment (a) eliminates all requirements in the Rights Agreement that actions, approvals and determinations be taken or made by the Company’s Board of Directors to be taken or made by a majority of the “Continuing Directors,” and (b) reflects the change of the name of the Company’s stock transfer agent to Wells Fargo Bank, N. A.. The amendment eliminates from the Rights Agreement, those provisions commonly referred to as “dead hand” provisions.

The original Rights Agreement was filed as Exhibit 4.1 to the Registration Statement on Form 8-A with the Securities and Exchange Commission on July 10, 1998, and included as Exhibit A the Form of Certificate of Designation, Preferences and Rights, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock. The original Rights Agreement and the exhibits attached thereto are incorporated here by reference.

Item 3.03. Material Modifications to Rights of Security Holders

Item 1.01 is incorporated here by reference.

Item 9.01. Financial Statements and Exhibits

4.2	(a)	Amendment No. 1 to the Rights Agreement dated as of January 25, 2005 between Shuffle Master, Inc. and Wells Fargo Bank, N.A., and executed on and effective February 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: February 10, 2005

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer